CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Growth Equity Fund, Brown Advisory Flexible Equity Fund, Brown Advisory Equity Income Fund, Brown Advisory Sustainable Growth Fund, Brown Advisory Mid-Cap Growth Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Fundamental Value Fund, Brown Advisory Global Leaders Fund, Brown Advisory Intermediate Income Fund, Brown Advisory Total Return Fund, Brown Advisory Strategic Bond Fund, Brown Advisory Sustainable Bond Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Tax-Exempt Bond Fund, Brown Advisory Tax-Exempt Sustainable Bond Fund, Brown Advisory Mortgage Securities Fund, Brown Advisory WMC Strategic European Equity Fund, Brown Advisory Emerging Markets Select Fund, and Brown Advisory Beutel Goodman Large-Cap Value, each a series of shares of Brown Advisory Funds, and to the use of our report dated August 25, 2020 on the financial statements and financial highlights included in the 2020 Annual Report. Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

Philadelphia, Pennsylvania
October 30, 2020	TAIT, WELLER & BAKER LLP